EXHIBIT 99.1
ARTHUR S. PRZYBYL
EXECUTIVE BONUS AGREEMENT
     THIS Arthur S. Przybyl Executive Bonus Agreement (the “Agreement”) is entered into between Akorn, Inc., a Louisiana corporation (the “Corporation”) and Arthur S. Przybyl (the “Participant”), effective December 27, 2005. The purpose of the Agreement is to reward the service, performance, productivity and loyalty of the Participant by providing the Participant with a prospective bonus to be paid in accordance with the terms of this Agreement.
     IN CONSIDERATION of the mutual promises made and other good and valuable consideration, receipt of which is hereby acknowledged, the Corporation and the Participant agree as follows:
     1.   Amount of Payment. The Participant is eligible to receive a one-time cash bonus equal to the sum of parts 1.1 and 1.2, below:
      1.1   A bonus up to $240,188 (75% of the Participant’s annual base compensation rate (“Base Comp”)) for achieving all of the following performance measurements in 2005, or, if one or more but not all of these performance measurements are achieved, Participant is eligible to receive a portion of that amount in accordance with the sum of the following:
         (a) $120,094 (37.5% of Base Comp) will be awarded for achieving an “Adjusted EBITDA” of at least $9,500,000. “Adjusted EBITDA” means EBITDA, excluding from EBITDA expense to the extent otherwise includable in that calculation, the charges for the Strides-Arcolab joint venture and the charges (expected to be $436,562) related to the grant of restricted stock on April 1, 2005.
         (b) $24,019 (7.5% of Base Comp) will be awarded for either: (i) conducting a successful capital raise that is approved by the Board of Directors of the Corporation, or (ii) achieving cash flows from operations such that a capital raise is unnecessary.
         (c) $75,056 (22.5% of Base Comp) will be awarded for achieving the removal of the warning letter restrictions on the Decatur facility.
         (d) $24,019 (7.5% of Base Comp) will be awarded if the Corporation files eight new ANDA’s with the FDA and launches (introduces to the market) six new ANDA products.
      1.2   A bonus up to $80,063 (25% of Base Comp) for over achievement of the Adjusted EBITDA performance measures in accordance with the sum of the following:
         (a) If the Corporation’s Adjusted EBITDA is at least $10,450,000, Participant shall receive an additional $40,031 (12.5% of Base Comp).
         (b) If the Corporation’s Adjusted EBITDA is at least $11,400,000, Participant will receive an additional $40,032 (for a total of $80,063, or 25% of Base Comp).

     2.   Calculating the Bonus. All bonus calculations shall be made by the Chief Financial Officer of the Corporation, subject to the review and approval of the Compensation Committee (the “Committee”). The calculation and payment of bonuses under this Agreement shall be made within 30 days from the Corporation’s receipt of its audited financial statements. All bonuses under this Agreement shall be payable in cash or in other consideration as determined in the sole discretion of the Committee.
     3.   No Agreement to Employ. Nothing in this Agreement shall affect any right with respect to continuance of the Participant’s employment by the Corporation or any of its affiliates. The right of the Corporation or any of its affiliates to terminate at will the Participant’s employment at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved.
     4.   Unfunded and Unsecured Obligation. The amount payable to the Participant hereunder is merely an unfunded and unsecured promise to pay money pursuant to this Agreement. The Corporation is not required to segregate funds for this purpose and all amounts payable hereunder are subject to the rights of all secured and unsecured creditors of the Corporation. The Participant shall not have any security interest in any asset of the Corporation as a result of this Agreement, and the Participant shall be merely an unsecured creditor of the Corporation with respect to amounts payable hereunder.
     5.   Tax Consequences. The Participant acknowledges that he has considered the advisability of consulting with his or her own tax advisors as to the specific tax consequences of participating in the Agreement, including the applicable federal, state, local and foreign tax consequences, and that the Corporation has no responsibility for the tax consequences related to the Participant’s participation in the Agreement other than the Corporation’s duty to satisfy its withholding obligations.
     6.   Administrator. The Committee, or such other committee or persons as the Committee may designate from time to time, is designated as the “Administrator” with authority to control and manage the operation and administration of the Agreement.
      6.1   Powers of the Administrator. The Administrator shall have full discretionary power to administer the Agreement in all of its details. For this purpose the Administrator’s discretionary power shall include, but shall not be limited to, the following authority:
         (a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Agreement or required to comply with applicable law;
         (b) to interpret the Agreement;
         (c) to decide all questions concerning the Agreement and the eligibility of any person to participate in the Agreement;
         (d) to compute the amounts to be distributed under the Agreement, and to determine the person or persons to whom such amounts will be distributed;

         (e) to authorize payments under the Agreement;
         (f) to keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under the Internal Revenue Code of 1986, as amended, and applicable regulations, or under other federal, state or local law and regulations; and
         (g) to allocate and delegate its ministerial duties and responsibilities and to appoint such agents, counsel, accountants and consultant as may be required or desired to assist in administering the Agreement.
      6.2   Effect of Interpretation or Determination. Any interpretation of the Agreement or other determination with respect to the Agreement by the Administrator shall be final and conclusive on all persons in the absence of clear and convincing evidence that the Administrator acted arbitrarily and capriciously.
      6.3   Reliance on Information or Advice. In administering the Agreement, the Administrator shall be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by any accountant, counsel or other expert who is employed or engaged by the Corporation or by the Administrator on the Corporation’s behalf.
      6.4   Limitation on Rights and Authority of Participants. The Participant expressly acknowledges that nothing contained herein shall be construed to: (i) grant the Participant any ownership interest or other rights as a shareholder of the Corporation or any other entity; (ii) create a partnership; or (iii) give the Participant any right or authority with respect to the property except as expressly provided herein.
     7.   Amendment. The Committee reserves the power at any time or times to amend the provisions of the Agreement to any extent and in any manner that it may deem advisable. However, the Committee shall not have the power to amend the Agreement retroactively in such a manner as would reduce the accrued vested benefit of the Participant, except as otherwise permitted or required by law.
     8.   Limitation of Rights. The establishment of the Agreement, any amendments thereof, the creation of any fund or account or the payment of any benefits shall not be construed as giving to the Participant or other person any legal or equitable right against the Corporation or the Administrator, except as provided herein, and in no event shall the terms of employment or service of any Participant be modified or in any way be affected hereby.
     9.   Entire Agreement. The Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and supersedes all prior agreements, understanding, inducements or conditions, express or implied, oral or written, relating to the subject matter hereof, except as herein contained. The express terms of the Agreement control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof.
     10. Assignment by the Corporation. The rights and obligations of the Corporation hereunder are fully assignable at the sole discretion of the Corporation.

     11. Severability. The provisions of the Agreement are severable. Except as otherwise provided herein, in the event that one or more of the provisions contained in the Agreement or in any other agreement referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect the remaining provisions of the Agreement. Further a court of competent jurisdiction shall have the authority to rewrite, interpret or construe the terms of the Agreement so as to render them enforceable to the maximum extent allowed by law, consistent with the intent of the parties as evidenced hereby.
     12. Attorney Fees. If any legal action is necessary to enforce the terms of the Agreement, the prevailing party shall be entitled to recover, in addition to other amounts to which the prevailing party may be entitled, actual attorneys’ fees and costs.
     13. Counterparts. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.
     14. Governing Law. The Agreement shall be construed, administered and enforced according to the laws of the State of Illinois, without regard to its conflicts of laws rules.
     IN WITNESS HEREOF, the parties have executed this Agreement as of the date set forth above.

AKORN, INC.: Corporation		PARTICIPANT:

By:	/s/ Jeffrey A. Whitnell	/s/ Arthur S. Przybyl

Arthur S. Przybyl
Its:	Chief Financial Officer

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